Exhibit 10.5

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (together with the Schedules hereto, this "AGREEMENT"), effective August 14th, 2002 is by and among Pride of Aspen Associates, LLC., an Idaho limited liability company ("BUYER"), and NECO Energy Corporation, a Utah corporation ("COMPANY"). Intending to be legally bound, and in consideration of the promises, and the mutual representations, warranties, covenants and agreements contained herein, Buyer and Seller hereby agree as follows:

                                    ARTICLE 1

                                     PARTIES

     1.1 BUYER. Pride of Aspen Associates, LLC., an Idaho limited liability company ("BUYER").

     1.2 COMPANY. NECO Energy Corporation, a Utah corporation ("COMPANY"). The Company is engaged in the business of manufacturing and selling high concentration photovoltaic solar generators along with patented dual-axis tracking systems ("BUSINESS").

     1.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives successors and assigns.

                                    ARTICLE 2

                                PURCHASE AND SALE

     2.1 PURCHASE AND SALE OF STOCK. At the Closing described in Article 6, and subject to the terms and conditions of this Agreement, the Company agrees to sell, transfer and deliver to Buyer, and Buyer agrees to purchase and take delivery from the Company of up to five hundred thousand (500,000) shares representing 2.47 percent of the issued and outstanding capital stock of the Company ("STOCK"), free and clear of all charges, claims, interests, conditions, equitable interests, liens, options, pledges, security interests, rights of first refusal, or restrictions of any kind, including any restrictions on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership (collectively, "ENCUMBRANCES"). Buyer may purchase the Stock in increments of fifty thousand (50,000) shares with each monthly payment of the Purchase Price, as provided in Section 2.2.

     2.2 PURCHASE PRICE. At Closing, the purchase price ("PURCHASE PRICE") for the Stock to be paid by Buyer to the Company pursuant to this Agreement shall be two dollars ($2.00) per share, or one million dollars ($1,000,000.00) for all five hundred thousand shares.

     2.3 FORM OF PAYMENT. The Purchase Price shall be paid as follows: (a) the sum of one hundred thousand dollars ($100,000.00) upon execution of this Agreement, the receipt of which Seller hereby acknowledges; and (b) the balance of nine hundred thousand dollars ($900,000.00) in nine (9) equal monthly

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installments of one hundred thousand dollars ($100,000.00) commencing on Sept 1,
2002, 2002 and continuing on the 1st day of each successive calendar month through to and including June, 2003. With each payment of one hundred thousand dollars ($100,000.00) Buyer shall be entitled to ownership of fifty thousand shares of the Stock. Buyer shall have no obligation to Company for any portion of the Purchase Price not paid.

     2.4 ANTIDILUTION. The Purchase Price is subject to a weighted average adjustment based on all outstanding shares of common and preferred stock to reduce dilution in the event the Company issues additional equity securities at a price per share less than $2.00. The Purchase Price is also subject to a proportional adjustment for stock splits, stock dividends, recapitalizations, and the like

                                    ARTICLE 3

            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

          The Company hereby represents and warrants to Buyer as follows, it being understood and agreed that Buyer is not or will not be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by the Company in this Agreement and that no due diligence investigation undertaken by Buyer shall in any way be deemed to ascribe any knowledge to Buyer different from, or in addition to, the following representations and warranties made to Buyer, or to reduce, effect, or eliminate its complete reliance upon such representations and warranties:

                    FINANCIAL REPRESENTATIONS AND WARRANTIES

     3.1 FINANCIAL STATEMENTS. Attached as SCHEDULE 3.1 are (i) the Company's monthly Statements of Revenue and Expenses from Dec 15th, 2002 to December 31, 2001; (ii) the Company's Statement of Income & Expense from January 1, 2002 to April 30, 2002; (iii) the Company's Balance Sheet as of December 31, 2001; and
(iv) the Company's monthly Statements of Revenue and Expenses from January 1, 2002 to June 30, 2002 (collectively the "COMPANY'S FINANCIAL STATEMENTS"). The Company's Financial Statements (i) are complete and correct in all material respects, (ii) were prepared in the ordinary course of business on a cash basis from the books and records of the Company, and (iii) present fairly, in all material respects, the financial position of the Company as of the dates indicated. The Company's Financial Statements do not contain any items of special or nonrecurring income or any income not earned in the ordinary course of business. The Company has not used any improper accounting Business for the purpose of not reflecting or incorrectly reflecting in the Company's Financial Statements or books and records of the Company any properties, assets, liabilities, revenues or expenses relating to the Business.

     3.2 ABSENCE OF UNDISCLOSED LIABILITIES. Except as (i) disclosed on SCHEDULE
3.2 or the Company's Financial Statements, or (ii) incurred by the Company in the ordinary course of operating the Business since the latest date of the Company's Financial Statements, there has not been any material adverse change in the business, condition (financial or otherwise), the assets and liabilities, properties or operations of the Company or the Business and, there are no

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liabilities, whether absolute, accrued, contingent or otherwise, arising through the ownership or operation of the Business which materially affect the operation of the Business and, there is no basis for the assertion against the Company or the Business of any such liability.

     3.3 NO DEFAULT. Except as set forth in SCHEDULE 3.3, (i) the Company is not in default under the terms of any contract, agreement, lease, license, arrangement or understanding to which the Company is a party which relate to the Business, and which default will result in any loss or damage to the Company and/or the Business, nor has any condition or event occurred which, after notice, the passage of time, or otherwise, would constitute a default under or breach of the terms of any such contract, agreement, lease, license, arrangement or understanding, and (ii) the Company is not aware of any condition that could reasonably be expected to result in such a default.

     3.4 TAXES. Except as disclosed on SCHEDULE 3.4:

          3.4.1 Filing Requirements. All returns, reports, and other forms related to Taxes (as defined below) required to be filed on or before the Closing Date with respect to the Company or its predecessors in interest, under the laws of any jurisdiction, domestic or foreign, have been or will have been filed prior to Closing, which returns, reports, and statements are true, correct and complete in all material respects, and all taxes, fees, and other governmental charges of any nature whatsoever that were required to be paid in connection with such returns, reports, and forms have been paid or will have been paid prior to the Closing and, no penalties or other charges are due or will become due with respect to the late filing of any such return, report, or form. All Taxes shown to be due on such returns, reports, and forms have been paid and all other Taxes otherwise accruing and payable prior to Closing will have been paid or provided for. Attached as SCHEDULE 3.4 are complete and correct copies of the federal tax and state tax returns of the Company, and/or its predecessors in interest for the 2000 and 2001 tax years, as filed with the Internal Revenue Service ("IRS") and/or any state taxing authority.

          3.4.2 No Deficiency. With respect to any taxable year ending on or before 2001 or any other "open" year for which the IRS or other taxing authority is not precluded from assessing a deficiency: (i) the Company has not been notified that there is any assessment or proposed assessment of deficiency or additional tax with respect to the Company or its predecessors in interest, and
(ii) there is no completed, pending or, threatened tax audit or investigation with respect to the Company or its predecessors in interest. The Company is not a party to any agreement, contract, or arrangement in the nature of a tax-sharing agreement, whether in writing or otherwise. No consent has been filed under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code") with respect to the Company or its predecessors in interest. The Company is not required to include in income any adjustment pursuant to Section 481(a) of the Code (or similar provisions of other law or regulations) in its current or in any future taxable period by reason of a change in accounting method. The Company is not a party to any agreement, contract, or arrangement that would result in the payment of any "excess parachute payment" within the meaning of
Section 280G of the Code. The Company is not a party to any "safe harbor lease" as defined in Section 168(f)(8) of the Code as in effect prior to the enactment of the Tax Reform Act of 1986, and none of the property of the Company constitutes tax-exempt use property as defined in Section 168(h) of the Code. None of the assets of the Company secures debt the interest on which is exempt from tax pursuant to Section 103 of the Code.

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          3.4.3 Sufficient Funds Allocated.  The amounts  reflected for Taxes on the balance sheet included in the Company's Financial Statements are and will be sufficient for the payment of all known unpaid federal, state, local, and foreign Taxes, assessments, and deficiencies for all periods prior to and including the periods covered in the Company's Financial Statements. For the purposes of this Agreement, the terms "Tax" and "Taxes" shall include all
federal,  state,  local,  and  foreign  taxes,  assessments,   duties,  tariffs,
registration fees, and other governmental charges, including without limitation all income, franchise, property, production, sales, use, payroll, license, windfall profits, severance, withholding, excise, gross receipts and other taxes, as well as any interest, additions or penalties relating thereto and any interest in respect of such additions or penalties.

               ASSETS AND PROPERTY REPRESENTATIONS AND WARRANTIES

     3.5 CLEAR TITLE TO ASSETS. Except as set forth on SCHEDULE 3.5, the Company has good and marketable title to its assets and properties, free and clear of all mortgages, pledges, liens, security interests, licenses, equities, conditional sales contracts, charges, claims, encumbrances, easements, restrictions, chattel mortgages, mortgages or deeds of trust (collectively, "LIENS"), with the exception of Taxes not due and payable which constitute a Lien. Other than in the ordinary course of business consistent with past Business, the Company has not sold, assigned, moved or disposed of any assets or properties used in the Business in contemplation of the transactions provided for herein.

     3.6 CONDITION OF TANGIBLE ASSETS. Set forth on SCHEDULE 3.6 is a list of all equipment and other tangible personal property owned by or leased to the Company located in or used in connection with the Business (collectively, "EQUIPMENT"). All of the Equipment and other tangible assets identified on
SCHEDULE 3.6 are, in all material respects, in good operating condition and repair, ordinary wear and tear excepted, and are located at the Company. Such tangible assets are suitable for the purposes used, and have been maintained in accordance with good business and maintenance Businesss. There are no material latent defects in the Equipment and other tangible assets listed in SCHEDULE 3.6.

     3.7 INVENTORIES. The Company's inventory of automobiles, supplies, parts, tools and other tangible property included as "inventory" on the books and records of the Business as of Closing, including, but not limited to, those items identified on SCHEDULE 3.7 ("INVENTORY"), consists of items suitable and merchantable for filling orders in the ordinary course of business and at normal prices. Such Inventory has been purchased, handled and sold in accordance with all applicable governmental laws and regulations, whether federal, state or local, including all Environmental Laws (as defined in SECTION 3.27).

     3.8 PERMITS AND FRANCHISES. Set forth on SCHEDULE 3.8 is a true, correct and complete list of all licenses, permits and accreditations used in the operation of the Business (the "PERMITS AND LICENSES"). The Company and its employees have all Permits and Franchises necessary for the ownership and operation of the Business as presently conducted.

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                      STATUS REPRESENTATIONS AND WARRANTIES

     3.9 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. The Company has full corporate power and authority to carry on its business as and where now conducted and to own or lease and operate its properties at and where now owned, leased or operated. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the property owned, leased or operated by the Company, or the business conducted by it, make such qualification necessary.

     3.10 CAPITALIZATION. Set forth on SCHEDULE 3.46 is a description of (i) the authorized equity securities of the Company, (ii) the number and class or kind of equity securities which are issued and outstanding (which such issued and outstanding securities constitute the Company Stock) and (iii) a complete list of the officers and directors of the Company. The Buyer will be on the Closing Date the record and beneficial owner and holder of the Stock, free and clear of all Encumbrances. All of the shares of Stock have been duly authorized and validly issued and are fully paid and nonassessable. There are no agreements, contracts, obligations, promises, or undertakings (whether written or oral and whether express or implied) that are legally binding relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. None of the Stock was issued in violation of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or any applicable state securities laws. The Company does not own, and has no contracts, agreements or other arrangements to acquire, any equity securities or other securities of any other person or entity, or any direct or indirect equity or ownership interest in any other business.

     3.11 AUTHORITY TO CONTRACT. The Company has the full right, power and authority to execute, deliver and perform the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement. The execution, delivery, and consummation of this Agreement by the Company was duly approved by the Board of Directors of the Company according to applicable law and the articles or certificate of incorporation (however denominated) and bylaws of the Company (the "GOVERNING DOCUMENTS"). Upon the execution and delivery of this Agreement by the Company, (i) no further action will be necessary to make this Agreement valid and binding upon the Company according to its terms, and (ii) the Company shall deliver to Buyer copies of resolutions duly authorized by the directors of the Company authorizing the execution and performance of this Agreement and designating those officers of the Company with authority to execute documents in connection with this transaction.

     3.12 NO LIMIT ON AUTHORITY. The execution, delivery, and consummation of this Agreement by the Company will not, with the passage of time, the giving of notice, or otherwise, (i) cause the Company to be in violation or breach of any law, regulation, judgment, administrative order, contract, agreement, or other restriction to or by which either of them is subject or bound, or (ii) result in the acceleration or termination of any loan or security agreement to which the Company is a party. There are no restrictions in the Governing Documents, including amendments thereto, corporate minutes, or share certificates of the Company, shareholder agreements, indentures, credit agreements, or other agreements or arrangements limiting the right or power of the Company to sell

                                      -5-
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the  Stock,  or the  right or power  of the  Company  to  consummate  the  other transactions contemplated by this Agreement. No approval or consent of any person, firm, or other entity is required to be obtained by the Company for the execution and delivery of this Agreement by the Company and consummation of the transactions contemplated hereby.

                    DISCLOSURE REPRESENTATIONS AND WARRANTIES

     3.13 MATERIAL MISSTATEMENT OR OMISSIONS. The Company has disclosed to Buyer all facts material to the transactions contemplated in this Agreement. None of the information, documents, certificates or instruments furnished or to be furnished by the Company or any of its representatives, to Buyer or to any of its representatives in connection with this Agreement or otherwise in connection with the transactions contemplated hereby is false or misleading in any material respect or contain any material misstatement of fact or omit to state any material facts required to be stated to make the statements therein not misleading. The representations and warranties made herein are made by the Company with the knowledge and expectation that Buyer is placing reliance thereon. Whenever in this Agreement any representation or warranty with respect to any fact or matter is made to "the Company's knowledge," or to "the knowledge of the Company," or phrases of similar import, such representation and warranty shall be deemed to have been made to the actual best knowledge and belief of the individiual members of its Board of Directors that could be discovered in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

                                    ARTICLE 4

                                     CLOSING

     4.1  CLOSING  AGENT.   The  Closing  Agent  for  this  Agreement  shall  be
__________. Buyer and Company shall each pay one-half of the Closing Agent's costs and expenses related to this Agreement.

     4.2 TIME, DATE AND PLACE OF CLOSING. Closing shall be at the offices of the Company's legal counsel as soon as feasible after execution of this Agreement (the "CLOSING"), to be effective as of 12:01 A.M. on Sept 1, 2002 (the "EFFECTIVE DATE"). At the Closing, Buyer shall pay the Purchase Price as provided in this Agreement and the Company shall take or shall cause to be taken all the actions as may be required to put Buyer into full possession of the Stock.

     4.3 DOCUMENTS DELIVERED AT AND AFTER CLOSING. Buyer and the Company shall deliver all documents as may be required to effect the transactions contemplated by this Agreement. At any time after Closing, Buyer shall execute, acknowledge, and deliver any further assignments, conveyances and other assurances, documents and instruments of transfer reasonably requested by the other, and shall take any other action consistent with the terms of this Agreement that may reasonably be requested by the other for the purpose of effecting the transactions contemplated by this Agreement.

     4.4 ATTORNEYS' FEES AND COSTS. If a dispute shall arise as to whether any party is in default under this Agreement, the prevailing party shall be awarded reasonable attorneys' fees and costs in any suit, action or proceeding,

                                      -6-
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including trial,  arbitration,  mediation,  or appeal,  as awarded by the court, arbiter or mediator.

     4.5 RIGHTS CUMULATIVE. Except as expressly provided in this Agreement, and to the extent permitted by law, any remedies described in this Agreement are cumulative and not alternative to any other remedies available at law or in equity.

     4.6 NONWAIVER OF REMEDIES. The failure or neglect of a party to enforce any remedy available by reason of the failure of the other party to observe or perform a term or condition set forth in this Agreement shall not constitute a waiver of the term or condition. A waiver by a party (i) shall not affect any term or condition other than the one specified in the waiver, and (ii) shall waive a specified term or condition only for the time and in a manner specifically stated in the waiver.

     4.7 GOVERNING LAW, JURISDICTION, AND VENUE. This Agreement shall be governed by Idaho law, without respect to its choice of law provisions. The state and federal courts of Idaho have jurisdiction, and venue for mediation, litigation and all other proceedings shall be located in Blaine County, Idaho.

                                    ARTICLE 5

                            POST CLOSING OBLIGATIONS

     5.1 SEAT ON COMPANY BOARD. Following the Closing Date, Buyer shall be entitled to designate one person to be a member of the Company's Board of Directors. Company shall cause its existing Board of Directors to nominate the person designated by Buyer for election to the Board of Directors.

                                    ARTICLE 6

                               GENERAL PROVISIONS

     6.1 NOTICES. All notices and other communications ("NOTICES") required or permitted under this Agreement (i) shall be in writing, and (ii) shall be addressed or delivered to the following addresses or at such other address as shall be given in writing by a party to the other party or parties:

          (a)  If to Buyer:        Post Office Box 3730,
                                   Ketchum, Idaho 83340

          (b)  If to Company:      5580 La Jolla Boulevard, Suite 506
                                   La Jolla, California 92037-7651

Notices which comply with the provisions of this Section 6.1 shall be deemed to have been delivered (i) upon the date of delivery if delivered in person or by facsimile, or (ii) on the date of the postmark on the return receipt if deposited in the United States Mail, with postage prepaid for certified or registered mail, return receipt requested.

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     6.2 INFORMATION DISCLOSED IN NEGOTIATIONS.  Prior to Closing, Buyer and its
affiliates,   members,  officers,  directors,  counsel,  accountants  and  other representatives shall keep confidential and shall not disclose or use in any way whatsoever, any information regarding the Company, its assets and properties, or
the   Business   disclosed  or  learned   during  the  course  of   discussions,
negotiations, or investigations relating to this Agreement or the transactions contemplated hereby, whether prior to the date of this Agreement, on the date of this Agreement or subsequent to the date of this Agreement, and whether the information was disclosed or learned pursuant to this Section 6.2 or otherwise. Subsequent to Closing, Buyer may use the information. If this transaction shall fail to close, then Buyer shall return to the Company all documents and copies of documents provided to Buyer by the Company, and shall not retain any copies of such information or disclose the same to any third party.

     6.3 PARTIES IN INTEREST. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective heirs, executors, administrators, personal representatives, successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

     6.4 TIME OF THE ESSENCE. Time is of the essence with respect to each and every provision of, and the obligations to be performed under, this Agreement.

     6.5 ENTIRE AGREEMENT. This Agreement and the accompanying Disclosure Schedules (which constitute a part hereof and are incorporated herein) constitute the entire, completely integrated agreement among the parties and supersede all prior memoranda, correspondence, conversations and negotiations, whether written or oral, between the parties.

     6.6 CONSTRUCTION. The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, strictly neither for nor against any party hereto, and without implying a presumption that the terms thereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the person who himself or through his agent prepared the same, it being agreed that representatives of the Buyer have participated in the preparation hereof.

     6.7 SEVERABILITY. The invalidity of any portion of this Agreement shall not affect the validity of any other portion of this Agreement. If the invalidity or unenforceability is due to the unreasonableness of time or geographical restrictions, the restrictions shall be effective for the period of time and area as a court may determine to be reasonable.

     6.8 EFFECT OF HEADINGS. The headings of the various articles, sections and subsections herein are inserted merely as a matter of convenience and for reference and shall not be construed as in any manner defining, limiting or describing the scope or intent of the particular articles, sections or subsections to which they refer, or as affecting the meaning or construction of the language in the body of such articles, sections or subsections.

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     6.9  ASSIGNMENT.  No  assignment  of this  Agreement  or of any  rights  or obligations hereunder may be made by any party (by operation of law or otherwise) without the prior written consent of the other party or party, and any attempted assignment without such required consent shall be void; provided, however, that no such consent shall be required by Buyer to assign part or all of its rights under this Agreement to one or more corporations owned or controlled by Buyer, or after the Closing to a third party, but no such assignment by Buyer of its rights hereunder shall relieve Buyer of its respective obligations under this Agreement to the Company.

     6.10  COUNTERPARTS.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the dates set forth below.

                                     COMPANY:

                                     NECO Energy Corporation,
                                     a Utah corporation

                                     By:    /s/ Tor Ewald
                                            ------------------------------
                                     Name:  Tor Ewald
                                     Title: Secretary/Treasurer

Dated: August 14th, 2002


                                     BUYER:

                                     Pride of Aspen Associates, LLC.,
                                     an Idaho limited liability company

                                     By:    /s/ D. Rose
                                            ------------------------------
                                     Name:  D. Rose
                                     Title: Manager

Dated: August 14th, 2002

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